Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B     GST Reg No: M90367663E     Tel: (65) 6227 5428

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 3, 2025, with respect to the consolidated financial statements of Jiuzi Holdings, Inc. and its subsidiaries, incorporated herein by reference.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Audit Alliance LLP

Singapore

November 3, 2025